POLICY HOLDER NOTICE

This document is being issued by Chartis Excess Limited, which is incorporated and registered in the Republic of Ireland. Chartis Excess Limited's regulator is now the Central Bank of Ireland. All references to Chartis Excess Limited's prior regulator, the Irish Financial Services Regulatory Authority, are hereby replaced, and deemed to be, references to the Central Bank of Ireland.

Head Office:

Chartis Excess Limited
30 North Wall Quay, IFSC
Dublin 1
Ireland

Issuing Branch Office (if applicable):

X Chartis Excess Limited
Bermuda branch
29 Richmond Road
Pembroke, HM 08
Bermuda

☐ Chartis Excess Limited
U.K. branch
58 Fenchurch Street
London
EC3M 4AB

CHARTIS EXCESS LIMITED

29 Richmond Road
Pembroke HM 08, Bermuda
Telephone Number: 441-295-7827
Facsimile Number: 441-292-8099

PREMIER EXCESS II

NOTICES: DEPENDING ON THE TERMS, CONDITIONS AND EXCLUSIONS OF THE FOLLOWED POLICY, THIS POLICY (1) MAY ONLY PROVIDE COVERAGE FOR LOSS FROM CLAIMS FIRST MADE OR FIRST MADE AND REPORTED DURING ITS POLICY PERIOD; (2) MAY HAVE ITS LIMITS OF LIABILITY REDUCED BY THE PAYMENT OF DEFENSE COSTS AND/OR CLAIMS EXPENSES; AND (3) MAY NOT IMPOSE A DUTY TO DEFEND ON THE INSURER. PLEASE READ THE FOLLOWED POLICY AND THIS POLICY CAREFULLY AND DISCUSS THE COVERAGE PROVIDED THEREUNDER AND HEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

DECLARATIONS

POLICY NUMBER: 33089946

ITEM 1: **NAMED INSURED:** Fidelity Fixed Income and Asset Allocation Funds
NAMED INSURED ADDRESS: 82 Devonshire Street, Mail Zone F3D
Boston, MA 02109
U.S.A.

NAMED INSURED DOMICILE:

ITEM 2: **POLICY PERIOD**: July 1, 2010 to July 1, 2011
(12:01 a.m. Standard/Prevailing time at the address stated in Item 1)

ITEM 3: **LIMIT OF LIABILITY**: $6,000,000 Part of $50,000,000 U.S. dollars in the aggregate
EXCESS OF TOTAL UNDERLYING LIMITS OF: $100,000,000 U.S. dollars

ITEM 4: **UNDERLYING POLICIES:**

INSURER:	POLICY NUMBER:	UNDERLYING LIMIT:	POLICY PERIOD:
PRIMARY POLICY:			
National Union Fire Insurance Company Of Pittsburgh, Pa.	01-986-29-38	$15,000,000	07/01/2010 to 07/01/2011
EXCESS POLICIES:			
Westchester Fire Insurance Company	DOX G21661612 005	$10,000,000 Excess of $15,000,000	07/01/2010 to 07/01/2011
Everest Reinsurance Company	FL5FD00012-101	$10,000,000 Excess of $25,000,000	07/01/2010 to 07/01/2011
ICI Mutual Insurance Company	87153310B	$15,000,000 Excess of $35,000,000	07/01/2010 to 07/01/2011
Endurance Specialty Insurance Ltd.	P006738005	$15,000,000 Excess of $50,000,000	07/01/2010 to 07/01/2011
St Paul Mercury Insurance Company	469PB0983	$10,000,000 Excess of $65,000,000	07/01/2010 to 07/01/2011
Continental Casualty Company	287042220	$10,000,000 Excess of $75,000,000	07/01/2010 to 07/01/2011
Quota Share Layer of $15,000,000 (*)		*Excess of $85,000,000*	
*Starr Indemnity and Liability Company	SISIXFL21025310	$10,000,000	07/01/2010 to 07/01/2011
*Axis Insurance Company	MBN727586/01/2010	$5,000,000	07/01/2010 to 07/01/2011
FOLLOWED POLICY:			
National Union Fire Insurance Company Of Pittsburgh, Pa.	01-986-29-38	$15,000,000	07/01/2010 to 07/01/2011

ITEM 5: **PREMIUM**: $20,778 U.S. dollars

ITEM 6: ADDRESSES FOR ALL NOTICES UNDER THIS POLICY:

A. **Claims Address**:

Via e-mail to:	highexcessclaims@chartisinsurance.com; or
Via Easy-Link Fax:	877-839-9721
Via mail to:	Chartis Claims, Inc. – Cat Excess Claims Unit 160 Water Street, 19th Floor New York, NY 10038

B. **Insurer Address**: 29 Richmond Road, Pembroke HM 08, Bermuda

ITEM 7: ENDORSEMENTS EFFECTIVE AT INCEPTION:

NUMBER	TITLE	FORM NUMBER
1	Coverage Territory Endorsement	89644 07 05
2	Quota Share Participation Endorsement	103303
3	Tie-In of Limits Endorsement	Manuscript

ITEM 8: BROKER: Willis (Bermuda) Limited
BROKER ADDRESS: The Vallis Building
58 Par-La-Ville Road
Hamilton HM HX

Authorized Representative

March 8, 2011
Date

PREMIER EXCESS II

In consideration of premium paid, the Insurer, the Named Insured and all insureds under this Policy (Named Insured and all insureds under this Policy are, collectively, the "Insureds") agree as follows:

I. INSURING AGREEMENT

This Policy shall provide coverage in accordance with the same terms, conditions and exclusions of the Followed Policy, as modified by and subject to the terms, conditions and exclusions of this Policy. Notwithstanding the foregoing, this Policy shall not provide coverage broader than that provided by any Underlying Policy, or any policy issued by any participating quota share insurer, unless such broader coverage is specifically agreed to herein or in a written endorsement attached hereto.

II. LIMIT OF LIABILITY AND EROSION RECOGNITION

The Limit of Liability is the aggregate limit of the Insurer's liability for all coverage under this Policy. The Insurer's coverage obligations under this Policy attach to the Insurer only after the Total Underlying Limits have been exhausted through payments of covered loss by, on behalf of or in the place of the Underlying Insurers pursuant to the terms and conditions of the Underlying Policies. This Policy shall continue in force as primary insurance only upon the exhaustion of the Total Underlying Limits and satisfaction of any applicable retention by reason of such payments. This Policy shall recognize erosion of an Underlying Limit of an Underlying Policy through payment of covered loss by others pursuant to the terms and conditions of the Underlying Policy. Payments made under any amendatory endorsement required by any jurisdiction in the United States of America ("U.S.A.") or sub-limit of liability shall be deemed to apply toward exhaustion of the limits of liability of the Underlying Policies, but this Policy shall not follow such amendatory endorsement or sub-limit of liability. The risk of uncollectibility of any part of the Total Underlying Limits, for any reason, is expressly retained by the Insureds, and is neither insured under this Policy nor assumed by the Insurer.

III. NOTICES

Where the Followed Policy requires or permits notice to that insurer, the Insureds have the same obligations to notify, and the Insurer has the same rights to notification under this Policy, except that with respect to this Policy, any notice to the Insurer must be directed as follows: (i) for notices of claims and/or circumstances, by mail or e-mail to the Claims Address; and (ii) for all other notices, by mail to the Insurer Address.

IV. RIGHTS

The Insurer shall have the same rights, privileges and protections afforded to the insurer of the Followed Policy in accordance with the terms, conditions and exclusions of the Followed Policy. The Insurer shall maintain full and complete claims control as respects its portion of any claim or loss arising under this Policy. The Insurer shall also have the right, in its sole discretion, but not the obligation, to effectively associate with the Insureds in the defense and settlement of any claim that appears to be reasonably likely to involve the Insurer. The Insureds shall provide the Insurer with such information and cooperation as the Insurer may reasonably request and shall not do anything that prejudices the Insurer's position or potential rights of recovery, including, but not limited to, terminating any Underlying Policy.

V. RELIANCE

The Insurer has issued this Policy in reliance upon the completeness and accuracy of the applications, warranty statements, the binders for the Underlying Policies, any attachments thereto and any other information submitted, the entirety of which shall be deemed attached hereto and made a part hereof.

VI. CHANGES AND CANCELLATION

If, subsequent to the issuance of the Followed Policy, the terms, conditions or exclusions of an Underlying Policy are modified, the Insureds must notify the Insurer in writing, as soon as practicable, of such modifications. If such modifications: (i) expand the coverage of an Underlying Policy, (ii) change the policyholder name or address, or (iii) modify premium, this Policy shall not follow those changes unless the Insurer agrees to such modification in writing, which shall be at the sole discretion of the Insurer. The Named Insured agrees to pay any additional premium the Insurer may require for such modification(s). This Policy shall follow the cancellation terms of the Followed Policy except that in the event the Insurer cancels this Policy for non-payment of premium, this Policy shall be void as of the inception date of the Policy Period.

VII. CHOICE OF LAW

The following shall always apply to this Policy:

A. the procedural law of the venue selected under Clause **VIII. ARBITRATION**, Sub-Clause C. 1. or C. 2., below; and
B. Clause **IX. PUNITIVE DAMAGES**, below, shall be construed and enforced solely in accordance with the laws of Bermuda.

CHARTIS EXCESS LIMITED IS REGISTERED IN IRELAND AND REGULATED
BY THE IRISH FINANCIAL SERVICES REGULATORY AUTHORITY.
REGISTERED OFFICE: 30 NORTH WALL QUAY, IFSC, DUBLIN 1, IRELAND. REGISTRATION NO. 279452

VIII. ARBITRATION

A. It is agreed that any dispute arising out of or in connection with this Policy, including any question regarding its existence, interpretation, validity or termination, shall be referred to and fully and finally resolved solely by arbitration.

B. This Policy shall follow the terms of the Followed Policy with respect to arbitration only when said terms require the dispute to proceed either in Hamilton, Bermuda, London, England, or Toronto or Vancouver, Canada.

C. In the event the Followed Policy does not provide for arbitration in the locations set forth in Sub-Clause B., above, the arbitration shall take place in one of the following venues:

1. Hamilton, Bermuda under the Bermuda International Conciliation and Arbitration Act 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, which Act is deemed incorporated by reference hereto; or
2. London, England or Toronto or Vancouver, Canada under the English Arbitration Act 1996, as may be amended and supplemented, which Act is deemed incorporated by reference hereto.

D. Where an Insured and the Insurer are parties to the dispute, the Insured shall make the selection referenced in Sub-Clause C., above. Where the Insurer and a party deriving rights through or asserting rights on behalf of an Insured are parties to the dispute, the Insurer shall make the selection referenced in Sub-Clause C., above.

E. The number of arbitrators shall be three (such arbitrators are, collectively, the "Arbitration Board").

F. Each party shall bear the costs of its own arbitrator. The remaining cost of arbitration shall be borne equally by the parties.

G. All awards made by the Arbitration Board shall be final and no right of appeal shall lie from any award rendered by the Arbitration Board.

IX. PUNITIVE DAMAGES

This Policy shall cover punitive damages to the same extent punitive damages are covered under the Followed Policy. However, if the coverage provision for punitive damages of any Underlying Policy is solely contingent on the insurability of such damages under applicable law, then this Policy shall provide coverage for punitive damages.

X. SERVICE OF SUIT AND JURISDICTION

Notwithstanding any provision of the Followed Policy or any Underlying Policy, this Policy shall not conform to the law of any jurisdiction in the U.S.A. The Insurer does not consent to the service of suit in the U.S.A. or the jurisdiction of any federal, territorial or state court in the U.S.A.

Solely for the purpose of effectuating arbitration under **Clause VIII. ARBITRATION**, above, or enforcing an award entered in such arbitration, the Insurer, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the U.S.A. and will comply with all requirements necessary to give such court jurisdiction. Nothing in this Clause **X. SERVICE OF SUIT AND JURISDICTION**, constitutes, or should be understood to constitute, a waiver of the Insurer's rights to commence a suit in any court of competent jurisdiction in the U.S.A, to remove a suit to a United States District Court, or to seek a transfer of a suit to another court as permitted by the laws of the U.S.A. or any jurisdiction in the U.S.A. It is further agreed that service of process in such suit may be made upon the Insurer's General Counsel at 175 Water Street, 18th Floor, New York, New York 10038, and that in any suit instituted against the Insurer to effectuate arbitration or enforce an award entered in such arbitration, both of which solely as provided for under **Clause VIII. ARBITRATION**, above, the Insurer will abide by the final decision of such court or of any appellate court in the event of any appeal. Further, pursuant to any statute of any jurisdiction in the U.S.A. that makes provision therefor, the Insurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any suit instituted by the Insured within the scope of this **CLAUSE X. SERVICE OF SUIT AND JURISDICTION**, and hereby designates the above referenced General Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed by its Managing Director.

Thomas W.M. Masters
Managing Director

CHARTIS EXCESS LIMITED IS REGISTERED IN IRELAND AND REGULATED
BY THE IRISH FINANCIAL SERVICES REGULATORY AUTHORITY.
REGISTERED OFFICE: 30 NORTH WALL QUAY, IFSC, DUBLIN 1, IRELAND. REGISTRATION NO. 279452

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ENDORSEMENT # 1

This endorsement, effective 12:01 A.M. **July 1, 2010**

forms a part of Policy No. **33089946** issued to **Fidelity Fixed Income and Asset Allocation Funds**

by **Chartis Excess Limited**

COVERAGE TERRITORY ENDORSEMENT

This endorsement modifies insurance provided under the following:

Payment of loss under this policy shall only be made in full compliance with all United States of America economic or trade sanction laws or regulations, including, but not limited to, sanctions, laws and regulations administered and enforced by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC").

JWMMasters

AUTHORIZED REPRESENTATIVE

ENDORSEMENT # 2

This endorsement, effective July 1, 2010 (at 12:01 a.m. Prevailing Time at the address shown in Item 1 of the Declarations)

forms a part of Policy No.33089946 issued to Fidelity Fixed Income and Asset Allocation Funds

by Chartis Excess Limited

QUOTA SHARE PARTICIPATION ENDORSEMENT

In consideration of the premium paid, it is hereby understood and agreed that Item 3**:** Limit of Liability of the Declarations is deleted and replaced with the following:

ITEM 3. LIMIT OF LIABILITY: US$ 6,000,000 quota share part of US$ 50,000,000 excess of US$ 100,000,000 aggregate for all Coverages combined (including Defense Costs).

It is further understood and agreed that Section **II. TERMS AND CONDITIONS,** Clause C. FOLLOWING FORM, paragraph 2 is amended by the addition of the following:

This Policy shall pay only 12% of all covered Loss excess of US$ 100,000,000 subject to a maximum aggregate Limit of Liability of US$ 6,000,000. The obligation of CHARTIS EXCESS LIMITED to pay for Loss is several and not joint of the obligation of any other participating quota share insurer or any other insurer.

All other terms, conditions and exclusions remain unchanged.

JWMMastos

Authorized Representative

103303(11/09)

ENDORSEMENT # 3

This endorsement, effective July 1, 2010 (at 12:01 a.m. Prevailing Time at the address shown in Item 1 of the Declarations)

forms a part of Policy No. 33089946 issued to Fidelity Fixed Income and Asset Allocation Funds

by Chartis Excess Limited

TIE-IN LIMITS ENDORSEMENT

In consideration of the premium charged, it is hereby understood and agreed that the combined Limits of Liability of the Insurer for all claims both under this Policy, and also under Policy No. 33089947 issued to **Fidelity Fixed Income and Asset Allocation Funds** by **Chartis Excess Limited**, shall be $6,000,000.

Accordingly, the Limits of Liability for Loss under this Policy shall be reduced by Loss incurred under Policy No. 33089947 because the Limits of Liability under Policy No. 33089947 are part of and not in addition to the Limits of Liability of this Policy.

Nothing in this endorsement shall be construed to increase the Insurer's Limits of Liability set for in the Declarations page of Policy No. 33089947 which shall remain the maximum liability of the Insurer for claims under such Policy, or the Insurer's Limits of Liability under this Policy as set forth in Item 3 of the Declarations, which shall remain the maximum liability of the Insurer for claims under this Policy.

It is further understood and agreed that the Insurer shall not recognize any erosion of the Underlying Limits due to Loss paid by any Underlying Insurers under such insurer's respective Underlying Policy, as a result of the operation of this Tie-In Limits Endorsement or similar Tie-In Limits endorsement of any Underlying Insurers.

All other terms, conditions and exclusions remain unchanged.

AUTHORIZED REPRESENTATIVE